UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2005

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
26081 Avenue Hall Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 295-5600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Compensation Committee Approvals

On February 24, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of 3D Systems Corporation (the “Company”) met and approved:

•  bonuses for the Company’s executive officers under a bonus program that was approved by the Committee early in 2004. That program applies to all executive officers and all other employees who have bonus objectives (the “2004 bonus plan”);

•  restricted stock grants in lieu of cash bonuses for 2004 for certain executive officers, as described below;

•  salary adjustments for certain executive officers, as described below;

•  the targeted financial measures and individual management objectives to be used in the determining cash bonuses for a 2005 bonus program for all executive officers and all other employees who have bonus objectives (the “2005 bonus plan”); and

•  certain other compensation matters, as described below.

Compensation Overview

The purpose of the Company’s executive compensation program is to provide appropriate incentives toward achieving the Company’s annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit the Company and its stockholders, and to create an identity of interests between the Company’s executives and its stockholders as well as to attract, retain and motivate key executives. The Committee conducts an annual compensation review during the first quarter of each year for the purpose of determining any cash bonuses to be paid for the preceding year and of making salary adjustments and setting bonus objectives for the current year. Cash bonuses are determined based upon the attainment of corporate and individual performance objectives for the year in question.

In evaluating performance, the Committee generally places greater emphasis on financial performance than on other personal performance objectives. The principal measure of corporate performance used to establish annual cash bonuses is the extent to which the Company achieved its business plan for the year in question. The Committee does not rely exclusively on any single measure of financial performance to measure achievement of the Company’s business plan. However, under the 2004 bonus plan, the greatest weight in evaluating the performance of the Company’s executive officers in 2004 was given to the achievement of budgeted targets for operating income, net income and return on operating assets. Executives, including the Chief Executive Officer, also are evaluated based upon their attainment of individual management objectives within their particular areas of responsibility.

During the first quarter of 2005, the Committee conducted a compensation review for the Company’s executive officers and all other employees of the Company or its subsidiaries with a base annual salary of $200,000 or more.

Compensation of the Chief Executive Officer

During the first quarter of 2005, the Committee conducted a review of Mr. Reichental’s compensation. As a result of that review, on February 24, 2005, the Committee approved a $5,000 increase in Mr. Reichental’s base salary to reimburse Mr. Reichental for the cost of obtaining a supplemental disability insurance policy that the Company is required to provide under the terms of Mr. Reichental’s employment agreement with the Company. Such base salary increase will commence when the insurance policy is issued.

Mr. Reichental had a 2004 target bonus equal to 50% of his base salary, subject to a maximum potential bonus equal to 100% of his base salary. At the February 24, 2005 meeting, the Committee granted Mr. Reichental a 25,000 share restricted stock award under the Company’s 2004 Incentive Stock Plan in lieu of a cash bonus for 2004. Based on the closing price of the Company’s Common Stock on the grant date, the shares covered by that restricted stock award had a fair market value of $505,250. This award took into account the degree of the Company’s and Mr. Reichental’s attainment of performance objectives for the year, his leadership in setting a new strategic direction for the Company and in improving the Company’s operations and financial condition during 2004, and the fact that, except as set forth above, his base salary is not being increased for 2005. Under the 2004 Incentive Stock Plan, Mr. Reichental has the right to accept such award until April 25, 2005 and, when accepted, must pay a purchase price of $1.00 per share. Such shares will be subject to three-year vesting and forfeiture if employment is terminated during the vesting period, other than for death or disability.

Compensation of the Other Executive Officers

The other executive officers also had pre-determined 2004 target bonuses that had been approved by the Committee. In the case of the other named executive officers, Fred R. Jones, Vice President and Chief Financial Officer, had a 2004 target bonus equal to 50% of his base salary, subject to a maximum potential bonus equal to 100% of his base salary, Charles W. Hull, Executive Vice President and Chief Technology Officer, and Kevin McAlea, a Vice President, had 2004 target bonuses in the range of 18% to 20% of their respective base annual salaries, and Robert M. Grace Jr., Vice President, General Counsel and Secretary, had a 2004 target bonus of 50% of his base salary.

At the February 24, 2005 meeting, the Committee awarded cash bonuses to Mr. Jones of $97,000 and to Messrs. Hull and McAlea of $40,000 each. The bonus amounts were based upon an evaluation of the degree of attainment of such individual’s and the Company’s performance objectives for 2004. In lieu of a cash bonus for 2004, the Committee granted to Mr. Grace a 5,300 share restricted stock award under the Company’s 2004 Incentive Stock Plan. Under that Plan, Mr. Grace has the right to accept such award until April 25, 2005 and, when accepted, must pay a purchase price of $1.00 per share. Such shares will be subject to three-year vesting and forfeiture if employment is terminated during the vesting period, other than for death or disability. Based on the closing price of the Company’s Common Stock on the grant date, the shares covered by that award had a fair market value of $107,113. This award took into account the degree of Mr. Grace’s attainment of his and the Company’s objectives for 2004. The cash bonuses awarded to the remaining executive officers as a group amounted to $180,000.

As an alternative to the cash bonuses discussed above, the Committee granted to Mr. Jones a restricted stock award under the Company’s 2004 Incentive Stock Plan covering up to 5,800 shares of common stock and to Messrs. Hull and McAlea restricted stock awards under that Plan covering up to 2,400 shares of restricted stock, respectively. Alternative restricted stock grants also were awarded to the remaining executive officers of the Company. The terms of those restricted stock awards were the same as those granted to Messrs. Reichental and Grace.

Each of these executives has the right until April 25, 2005 to elect to receive all or a portion to be determined by them of their 2004 bonus either in cash or by accepting such restricted stock awards. If Messrs. Jones, Hull, McAlea and the remaining executive officers (taken as a group) decide to accept such restricted stock awards in lieu of 100% of their declared cash bonuses, based on the closing price of the Company’s Common Stock on the grant date, the shares covered by those awards would have a fair market value of $117,218, $48,504, $48,504 and $226,352 (as to the remaining executive officers as a group), respectively.

The Committee also made adjustments in the base annual salaries to be paid to the other executive officers ranging from zero to 7.2%. Mr. Jones’ base salary will increase to $265,000 commencing April 1,

2005, and Mr. Grace’s base salary will increase to $235,000 commencing April 1, 2005. The salary increases for the remaining executive officers as a group amounted to $25,000.

Approval of 2005 Bonus Plan

At the February 24, 2005 meeting, the Committee also approved a 2005 bonus plan, including the targeted Company financial measures and individual management objectives to be used in determining cash bonuses for 2005, as well as specific target bonus amounts for individual 2005 bonus plan participants. In this regard, the Committee approved a modification of Mr. Reichental’s target bonus objective for 2005 to 100% of his base annual salary and determined that his maximum target bonus objective would be 150% of his base salary, subject to the attainment of the Company’s and Mr. Reichental’s 2005 bonus plan performance objectives. Mr. Jones’, Mr. Grace’s, Mr. McAlea’s and Mr. Hull’s bonus targets remained the same for 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: March 2, 2005
/s/ ROBERT M. GRACE, JR.
(Signature)
	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and Secretary